Exhibit 10.3

BUSINESS SUPPORT SERVICES AGREEMENT

This Business Support Services Agreement (the “Agreement”) dated [●] is between Nadelson Medical PLLC, a New York Professional Limited Liability Company (the “Professional Company”) and Pasithea Clinics Corp., an independent Delaware corporation (the “Service Company”). The Professional Company and the Service Company are collectively referred to herein as the “Parties.”

RECITALS

A. The Professional Company is engaged in the provision of professional medical services (the “Practice”) at practice sites, which may include patient homes (the “Practice Sites”), in the jurisdictions listed on Exhibit A (the “Applicable States”), and the Professional Company’s professional clinical staff (the “Clinical Professionals”) hold all licenses and permits necessary to engage in the Practice in the Applicable States in which they practice.

B. The Professional Company, as a professional services company independent of the Service Company, desires to engage the Service Company exclusively to provide and arrange certain non-professional administrative and business support services required to support the Professional Company’s professional clinical operations, provided that the Service Company is not being engaged to administer or direct the clinical operation of the Professional Company.

AGREEMENT

The Parties hereby agree as follows:

Article I
ENGAGEMENT AND AUTHORITY

1.1 Engagement of the Service Company. On the terms of this Agreement, the Professional Company hereby engages the Service Company, and the Service Company hereby accepts engagement by the Professional Company, exclusively to provide and/or arrange for a license to the Intellectual Property described in Section 2.4 and the provision of the Support Services described in Article II and Exhibit B to the Professional Company. The Professional Company expressly acknowledges that the Service Company may subcontract with third-parties for the Intellectual Property and the performance of certain Support Services in accordance with the terms set forth herein and applicable Laws. The Service Company shall use commercially reasonable efforts to provide prior notice to the Professional Company of all such subcontracted services.

1.2 Relationship of Parties. In performing their respective duties and obligations under this Agreement, the Parties are independent contractors. The Parties do not intend to be joint venturers, partners or employees of each other.

1.3 Conduct of Professional Practice. The Professional Company will solely and exclusively control the provision of professional clinical services, and the Service Company will neither have nor exercise any control or discretion over the methods by which the Clinical Professionals render professional clinical services. Nothing in this Agreement will be construed to alter or otherwise affect the legal, ethical or professional relationships between and among the Professional Company, the Clinical Professionals and their patients, nor does anything in this Agreement abrogate any right, privilege or obligation arising from or related to the physician-patient relationship. All clinical decisions made by physicians and other providers of the Professional Company shall be made in compliance with all Health Care Laws and in accordance with the best interests of the patient based upon the independent clinical judgment of the providers involved in such patient’s care. All medical services rendered to patients of the Professional Company and its affiliates shall be medically necessary and all patient referrals shall be for medically necessary services.

Article II
SUPPORT SERVICES

2.1 General Authority.

(a) Except to the extent prohibited by applicable Laws and subject to the limitations set forth in this Agreement, the Service Company will provide or arrange for the provision of all non-professional administrative and business support services required to support the Professional Company’s professional clinical operations, including the services set forth in this Article II and Exhibit B (the “Support Services”) and the Service Company will be the Professional Company’s exclusive provider of Support Services. The foregoing notwithstanding, the Service Company will not provide any service set forth in Section 2.7 or that constitutes the clinical practice of medicine or the provision of professional medical services in violation of applicable Law.

(b) The Professional Company expressly authorizes the Service Company to perform the Support Services in the manner that the Service Company reasonably deems appropriate to meet the day-to-day business needs of the Professional Company, including the performance of specific business office functions at locations other than the Practice Sites. The Professional Company will not prevent the Service Company from providing, or causing to be provided, and the Service Company will provide or cause to be provided, the Support Services in a business-like manner and in compliance with (i) all applicable Laws, (ii) all Orders by which the Parties are bound or to which the Parties are subject, (iii) the standards, rules and regulations of the United States Department of Health and Human Services and any other federal, state or local government agency or Third-Party Payor exercising authority with respect to, accrediting or providing reimbursement for, the Professional Company or the Practice, as applicable, and (iv) the standards, rules and regulations of any accreditation agencies who accredit the Professional Companies’ operations and/or facilities.

2.2 Billing and Collection.

(a) Authorization. The Professional Company hereby authorizes the Service Company to bill and collect for all clinical services rendered by the Professional Company and all other amounts payable to the Professional Company, including all amounts due for all services furnished by or under the supervision of the Clinical Professionals acting for or on behalf of the Professional Company. To facilitate such billing and collection services, the Professional Company will cause the Clinical Professionals to endorse and deliver to the Professional Company promptly all payments received by them in respect of any services rendered and products sold by or on behalf of the Professional Company. The Professional Company, in accordance with applicable Law, hereby grants to the Service Company an exclusive, special power of attorney and appoints the Service Company as an exclusive and lawful agent and attorney-in-fact to:

(i) submit bills to patients, in the Professional Company’s name and on the Professional Company’s behalf, for the payment, reimbursement or indemnification of services rendered and products provided to patients by or on behalf of the Professional Company,

(ii) collect all receivables for services rendered and products provided to the Professional Company’s patients by or on behalf of the Professional Company and administer the deposit of all collected amounts into a Lockbox Account, which are and will remain in the Professional Company’s name,

(iii) collect from the Professional Company all cash received by the Professional Company (including patient co-payments, co-insurance and deductibles and accounts receivable) for deposit into the Lockbox Account,

(iv) subject to the approval of Professional Company, make demand with respect to, settle, compromise and adjust any claims and to coordinate with collections agencies (approved by the Professional Company) to commence any suit, action or proceeding to collect upon such claims,

(v) take possession of and endorse, in the name of the Professional Company or any of its Clinical Professionals, any negotiable instrument received as payment for any services rendered or products provided by or on behalf of the Professional Company,

(vi) transfer from the Operating Account, to an account designated by the Service Company, amounts sufficient to pay all outstanding Service Fees, expense reimbursements and other amounts due to the Service Company under this Agreement or the Deficit Funding Loan Agreement consistent with terms of this Agreement, and

(vii) sign negotiable instruments on the Professional Company’s behalf and to make withdrawals from the Operating Account to pay the Professional Company’s expenses, including outstanding Service Fees, expense reimbursements and other amounts due to the Service Company under this Agreement or the Deficit Funding Loan Agreement, and as otherwise requested by the Professional Company.

(b) Bank Documentation.

(i) Promptly upon the Service Company’s request, the Professional Company will execute and deliver to the Service Company for further delivery to any financial institution at which any Operating Account or Lockbox Account is maintained, such additional documents and instruments as may be necessary to evidence the power of attorney granted to the Service Company by the Professional Company pursuant to Section 2.2(a). So long as the Service Company has power of attorney pursuant to Section 2.2(a), the Professional Company will not take any action that interferes with the transfer of funds to the Operating Account from the Lockbox Account, nor will the Professional Company or its agents remove, withdraw or authorize the removal or withdrawal of any funds from the Lockbox Account for any purpose except to accomplish the transfer of funds described in Section 2.2(a)(vi) and Section 2.2(a)(vii).

(ii) The Service Company will use the Operating Account only for the purposes specified in this Agreement and, with respect to the Operating Account, will use commercially reasonable efforts not to commingle Professional Company funds with funds from other sources. If any commingling inadvertently occurs, the Service Company will use commercially reasonable efforts to correct, as soon as reasonably practicable, any mistakes that the Service Company discovers with regard to such commingling.

(c) Power of Attorney. The power of attorney granted under this Section 2.2 expires on the last calendar day of the Term; provided that the power of attorney will continue in limited effect until one (1) year following the end of the Term for purposes of submitting claims for and collecting receivables arising from services rendered and products provided by or on behalf of the Professional Company before the end of the Term.

2.3 Accounts.

(a) Professional Company Accounts. The Professional Company hereby authorizes the Service Company to establish, for the Professional Company’s benefit, certain bank accounts, including one designated the “Lockbox Account” and one designated the “Operating Account.” The Lockbox Account will be in the Professional Company’s name, and the Professional Company will have sole ownership over the Lockbox Account. To facilitate the Service Company’s revenue cycle management functions under this Agreement, the Operating Account will be in the Service Company’s name and maintained for the Professional Company’s benefit.

(b) Lockbox Account. All payments due in respect of services rendered and products provided by or on behalf of the Professional Company, and any other amounts payable to the Professional Company, will be directed to the Lockbox Account. The Professional Company will enter into an agreement with a financial institution chosen by the Parties to (i) establish and service the Lockbox Account subject to the requirements of this Agreement (including the power of attorney granted under Section 2.2), (ii) facilitate the collection and negotiation of payments from patients and the deposit of such payments into the Lockbox Account and (iii) sweep all funds from the Lockbox Account into the Operating Account on a daily basis. Except in connection with a termination of this Agreement in accordance with Section 5.2(b), any modification or revocation of such authorization and instructions by the Professional Company without the Service Company’s prior written consent will be a material breach of this Agreement.

(c) Operating Account. The Service Company will use the Operating Account to receive funds from the Lockbox Account and pay Professional Company expenses (including Clinical Professional compensation and associated payroll taxes and withholdings, as well as other expenses identified in the Budget), amounts due under this Agreement and the Deficit Funding Loan Agreement and such other reimbursable expenses as the Service Company may pay on the Professional Company’s behalf consistent with terms of this Agreement. Such persons as the Service Company may designate from time to time will be authorized signatories on the Operating Account. Except in connection with a termination of this Agreement in accordance with Section 5.2(b), any modification or revocation of such authorization and instructions by the Professional Company without the Service Company’s prior written consent will be a material breach of this Agreement.

(d) Professional Company Payroll Account. The Service Company may transfer funds from the Operating Account to a payroll account owned and controlled by the Professional Company for purposes of funding the Professional Company’s upcoming payroll needs.

(e) Accounts Generally. Should the Professional Company, in consultation with the Service Company, decide to open any new bank or other account, such account will be designated as a Lockbox Account and subject to the corresponding requirements of Section 2.3(b). The Professional Company will deposit and hold all Professional Company funds in a Lockbox Account, subject to the transfer of such funds to the Operating Account in accordance with Section 2.3(b).

2.4 Intellectual Property License. The Service Company grants to the Professional Company a limited, non-exclusive, non-sublicensable, revocable and non-transferable right and license to use the following intellectual property assets during the Term solely in connection with the Service Company’s provision of the Support Services and support for the Professional Company’s professional clinical operations (collectively, the “Intellectual Property”):

(a) the Service Company’s online scheduling and payment software system accessible via the Service Company’s website (the “System”),

(b) the Service Company’s computer hardware and servers, network software system, proprietary patient case management and medical record software programs, commercial phone support system technologies and business support technology software, and

(c) the logos, trademarks, trade names, service marks and related manuals and proprietary documentation developed by or for or used by the Service Company in the provision of the Support Services and support for the Professional Company’s professional clinical operations.

All proprietary rights, ownership and goodwill in the Intellectual Property will inure and belong to Service Company. Neither the license granted under this Section 2.4 nor the use by the Professional Company and its agents of the Intellectual Property creates any interest or right, express or implied, in the Intellectual Property with respect to the Professional Company beyond such limited license and right to use. The Professional Company hereby covenants not to assert any claim to any Intellectual Property and will cooperate fully with the Service Company in protecting all rights and interests of the Service Company and its Affiliates in and to the Intellectual Property. The Professional Company will not use or permit the use of any Intellectual Property in a manner that may contravene applicable Law or impair the validity or enforceability of any rights or interests in the Intellectual Property. If requested by the Service Company, the Professional Company will enter into any separate license agreement as the Service Company may reasonably request and is consistent with the terms of this Section 2.4.

2.5 Use of the System. The Professional Company will: (i) ensure that all Authorized Personnel maintain the confidentiality and security of their passwords and immediately notify the Service Company of any unauthorized use of their passwords or other security concerns of which the Professional Company or any Authorized Personnel become aware; and (ii) promptly de-activate the user ID of any Authorized Personnel who terminates his/her employment or contract with the Professional Company or no longer requires access to the System. The Services Company will: (a) make the System available to the Professional Company pursuant to this Agreement and the applicable order forms, (b) provide the Professional Company standard and upgraded support for accessing the System at no additional charge, (c) use commercially reasonable efforts to make the System available 24 hours a day, 7 days a week, except for: (i) planned downtime (of which the Services Company shall give at least 8 hours electronic notice and which the Services Company shall schedule to the extent practicable during the weekend hours between 6:00 p.m. Friday and 3:00 a.m. Monday Central time), and (ii) any unavailability caused by circumstances beyond the Service Company’s reasonable control, including, for example, an act of God, act of government, flood, fire, earthquake, civil unrest, act of terror, strike or other labor problem (other than one involving Service Company employees), Internet service provider failure or delay, non-Service Company applications, or denial of service attack, and (d) provide the System in accordance with applicable Law and government regulations when used according to this Agreement (collectively, the “System Support Services”).

2.6 Support Personnel. The Service Company will provide to the Professional Company all non-professional clinical support personnel reasonably required to provide local practice support for the Professional Company’s professional clinical operations (the “Support Personnel”). The Support Personnel will perform their services at the Professional Company’s clinical locations as directed by the Professional Company and during normal business hours, as may be coordinated by the Parties on a location-by-location basis.

(a) If the Professional Company has any questions or concerns regarding the qualifications or performance of any Support Personnel, the Professional Company will share such concerns and the basis thereof with the Service Company and cooperate and assist the Service Company in attempting to correct the problem to the satisfaction of all Parties. The Service Company shall take commercially reasonable steps to resolve, consistent with sound business practice, any such reasonable concern, including if warranted, the immediate removal and, within a reasonable period of time, replacement of such Support Personnel with another person of similar skills and expertise.

(b) The Professional Company will reimburse the Service Company for all direct expenses incurred by the Service Company in providing the Support Personnel and all reasonable and necessary out-of-pocket expenses incurred and paid by the Service Company or the Support Personnel during the Term in rendering their services pursuant to this Section 2.6.

(c) All Support Personnel will be and remain employees of or contractors to the Service Company, and no employment relationship is intended between any of the Support Personnel and the Professional Company.

(d) The Service Company will provide medical, dental, health and life insurance and other benefits to the Support Personnel, and the Professional Company will not be directly responsible for any such benefits, nor will the Support Personnel be entitled to participate in the employee benefit plans provided by the Professional Company to its employees.

(e) The Service Company will be responsible for paying all federal, state and local tax withholding obligations and employer payroll taxes (including federal payroll taxes and, as applicable, state and local payroll taxes, and social security (FICA) taxes) in respect of the compensation and benefits payable to the Support Personnel, and the Service Company will be responsible to pay all unemployment and workers’ compensation taxes or premiums that are payable in respect of the Service Company’s employment or other engagement of the Support Personnel.

(f) During the Term, the Professional Company will:

(i) have direction and control over the Support Personnel with respect to the performance of services on behalf of the Professional Company, have control over the day-to-day job duties of the Support Personnel and provide professional supervision of the Support Personnel when and as required by applicable Law,

(ii) comply with all applicable Laws affecting the Support Personnel in connection with their performance of services for or on behalf of the Professional Company and notify the Service Company of any alleged violation of such Laws reasonably promptly after becoming aware of any such alleged violation,

(iii) cooperate with and assist the Service Company in connection with any inquiry by any government authority (including any discrimination, harassment, retaliation, wrongful discharge or similar claims brought against the Service Company by any Support Personnel arising from or during the performance of services for the Professional Company), and the Professional Company will promptly notify the Service Company of any material complaints by Support Personnel relating to their working conditions, terms and conditions of employment, treatment by Professional Company personnel, patients or other persons or violation of the Service Company’s or the Professional Company’s policies or other employment matters,

(iv) promptly notify the Service Company of any on-the-job injury or accident and/or claim for workers’ compensation benefits involving any Support Personnel during the Term and cooperate with and assist the Service Company in processing and administering any workers’ compensation claim involving the Support Personnel,

(v) make and keep written records of all material transactions occurring in connection with the Support Personnel in a reasonable manner consistent with the requirements of applicable Law and sound business practices, and, to the extent permitted by applicable Law, allow the Service Company to inspect such records during normal business hours on reasonable prior notice,

(vi) promptly notify the Service Company of any request for, or any situation that might entitle any Support Personnel to, leave under the Family and Medical Leave Act or other Law providing for employee leave so that the Service Company can properly determine rights to and/or administer such leave, and cooperate with and assist the Service Company in connection therewith,

(vii) treat all personal information provided by the Service Company in respect of the Support Personnel as confidential information of the Service Company and take commercially reasonable efforts to maintain such confidentiality and comply with all applicable Laws regarding the privacy of and use or disclosure of protected personal information of the Support Personnel, and

(viii) make available to the Service Company all of the Professional Company’s policies and procedures (and amendments thereto) that are to be followed by the Support Personnel.

2.7 Services the Service Company May Not Provide. The Service Company will not provide any of the following services to the Professional Company:

(a) assigning or designating specific clinical providers to treat specific patients,

(b) serving as the party to whom professional bills or charges are made payable,

(c) hiring or firing the Clinical Professionals,

(d) final determination of the Professional Company’s schedule of charges or fees,

(e) serving as an Independent Practice Association as such term is defined under 10 NYCRR Section 98-1.2(w),

(f) assuming responsibility for the care of patients, or

(g) engaging in any other activity that constitutes the practice of medicine or that would require the Service Company or its equityholders to have professional licensure under applicable state licensure Laws regarding the practice of medicine or, if applicable, that would cause the Service Company to be subject to licensure under the health facility licensure laws of the States, including Article 28 of the New York Public Health Law.

2.8 No Referrals. None of the Support Services obligate or guarantee the Service Company to generate patient flow or business for the Professional Company in violation of applicable Law. The Parties do not intend to compensate the Service Company for generating patients for the Professional Company; rather the Professional Company hereby engages the Service Company to manage the non-professional business aspects of the Professional Company’s business to enable the Clinical Professionals to focus on delivering top-quality patient care.

Article III
GENERAL OBLIGATIONS

3.1 Duty to Cooperate. The Parties acknowledge that mutual cooperation is critical to the performance of their respective duties and obligations under this Agreement. To ensure the communication necessary for mutual cooperation, the Professional Company will permit a representative designated by the Service Company (the “Service Company Representative”) to attend and participate (in a non-voting capacity) in all meetings of the Professional Company’s board of directors or equivalent governing body and all meetings of the Professional Company’s equityholders. To facilitate such attendance and participation, the Professional Company will provide the Service Company with at least five (5) calendar days’ prior written notice of each such meeting, specifying the date, time and place of the meeting and, if the meeting is a special meeting, the purposes for which the meeting is called. The Professional Company’s failure to facilitate such attendance and participation will be a breach of this Agreement.

3.2 Clinical Professionals. The Professional Company will employ or engage all Clinical Professionals necessary to conduct, manage and operate in a proper and efficient manner the Practice at the Practice Sites.

3.3 Business Associate Provisions. The Service Company acknowledges and agrees that: the Professional Company is a “covered entity” (as defined in HIPAA) and the Service Company is a “business associate” (as defined under HIPAA) of the Professional Company when the Service Company provides services to the Professional Company involving “protected health information” (as defined under HIPAA) pursuant to this Agreement. The Service Company agrees to perform all services involving protected health information in accordance with the Business Associate Provisions set forth on Exhibit C.

3.4 Quantity, Service and Specialty Requirements; Standards.

(a) The Service Company will periodically review, and make recommendations to the Professional Company regarding, the appropriate number of full and part-time Clinical Professionals needed by the Professional Company to operate the Practice Sites and treat patients presenting themselves at the Practice Sites (the “Clinical Professional Staffing Levels”). Final determinations with respect to the Clinical Professional Staffing Levels will, at all times, remain the right and responsibility of the Professional Company.

(b) The Professional Company, in consultation with the Service Company, will be responsible for (i) developing and implementing utilization review and quality assurance guidelines (consistent with guidelines imposed by third-parties), (ii) supervising the Clinical Professionals’ submission to the Professional Company of complete, accurate and timely documentation for coding and billing services provided in the Practice, (iii) supervising the taking of corrective action by Clinical Professionals when Clinical Professionals do not satisfy guidelines and standards, (iv) credentialing of Clinical Professionals for the performance of specific procedures, (v) handling impaired Clinical Professionals, and (vi) overseeing, developing and implementing policies of a purely clinical nature (including medical records documentation, clinical communications with patients and the determination of resources to be used for particular patients). Final determinations with respect to all such medico-administrative decisions will, at all times, remain the right and responsibility of the Professional Company consistent with the terms of the Operating Agreement.

3.5 Employment and Independent Contractor Agreements.

(a) The Professional Company will employ each physician who is or becomes an employee of the Professional Company pursuant to a written employment agreement, in a form developed by the Service Company in consultation with the Professional Company, and subject to the Professional Company’s approval. Final determinations with respect to all clinical employment decisions will, at all times, remain the responsibility of the Professional Company.

(b) The Professional Company will engage each physician who is or becomes an independent contractor of the Professional Company pursuant to a written independent contractor agreement, in a form developed by the Service Company in consultation with the Professional Company, and subject to the Professional Company’s approval. Final determinations with respect to all clinical engagement decisions will, at all times, remain the responsibility of the Professional Company.

(c) The Professional Company hereby covenants that it shall implement and use its reasonable best efforts to enforce the terms of any restrictive covenant agreements (including any professional non-competition provisions of employment, independent contractor or other agreements) by and between the Professional Company and each Clinical Professional. Any failure by the Professional Company to enforce such restrictive covenant agreements, including any professional non-competition agreements set forth in any employment, independent contractor or other agreement with a Clinical Professional, shall be a breach of this Agreement.

3.6 Regulatory Matters.

(a) The Professional Company and the Clinical Professionals are free, in their sole discretion, to exercise their professional clinical judgment in the course of treating patients, and nothing in this Agreement permits the Service Company to control or impermissibly influence the professional clinical judgment of the Professional Company or any Clinical Professional.

(b) The Parties agree to cooperate with one another in the fulfillment of their respective obligations under this Agreement, and to comply with (i) all Laws applicable to the Professional Company and all Orders by which the Professional Company is bound or to which the Professional Company is subject (including Laws and Orders relating to the practice of medicine, institutional and professional licensure, pharmacology and the securing, administering and dispensing of drugs, devices, medicines and controlled substances, medical documentation, medical record retention, laboratory services, unprofessional conduct, fee-splitting, referrals, billing and submission of false or fraudulent claims, claims processing, quality, safety, medical necessity, medical privacy and security, patient confidentiality and informed consent and the hiring of employees or acquisition of services or supplies from Persons excluded from participation in any Federal Health Care Program), and (ii) the requirements of any insurance company insuring the Professional Company or the Service Company against liability for injury or accident in or on the premises of the Professional Company or the Practice.

3.7 Books and Records. The Professional Company will retain and provide the Service Company with full and unrestricted access to its books and records (including work papers in the possession of its accountants) with respect to all transactions and the Professional Company’s financial condition, assets, liabilities, operations and cash flows.

3.8 Insurance. The Service Company will purchase and maintain for itself all insurance policies reasonable and customary for enterprises engaged in the provision of Support Services (including comprehensive general liability insurance, extended coverage insurance and workers’ compensation insurance), naming the Service Company as named insured and such other members of the Company Group as additional insureds under all such policies as is reasonable and customary.

Article IV
COMPENSATION OF THE SERVICE COMPANY AND DEFICIT FUNDING

4.1 Service Fees. The Professional Company will pay the Service Company the fees set forth in Exhibit D (the “Service Fees”) in consideration of the Intellectual Property and Support Services rendered by the Service Company. The Service Company will invoice for Service Fees on a quarterly basis and Service Fees will be due when invoiced.

(a) The Parties have determined the Service Fees to be equal to the fair market value of the Intellectual Property and Support Services, without consideration of the proximity of the Professional Company to any referral sources or the volume or value of any referrals from the Service Company or any of its Affiliates to the Professional Company or from the Professional Company to the Service Company or any of its Affiliates, that is reimbursed under any government or private health care payment or insurance program. The Service Fees represent fair value for the Support Services and is not intended to constitute an illegal fee-splitting or impermissible profit-sharing arrangement in violation of applicable Law.

(b) Payment of the Service Fees is not conditioned upon a requirement that the Professional Company make referrals to, be in a position to make or influence referrals to, or otherwise generate business for the Service Company or any of its Affiliates or a requirement that the Service Company or any of its Affiliates make referrals to, be in a position to make or influence referrals to, or otherwise generate business for the Professional Company.

4.2 Expense Reimbursement. In addition to the Service Fees, the Professional Company will reimburse the Service Company for all operating expenses incurred by the Service Company for or on behalf of the Professional Company in connection with the provision of the Support Services, provided that such expenses are either: (i) included in the Professional Company’s budget for the applicable six (6) month period (the “Budget”), which Budget has been approved by the Professional Company, or (ii) are otherwise commercially reasonable in furtherance of the Professional Company’s operations or the provision of the Support Services, including costs and expenses relating to the acquisition, lease, provision, maintenance and replacement of clinical office locations, clinical equipment, consumables and disposables, professional liability insurance, multiple employer benefit plans, professional dues and license fees, continuing education and similar costs and expenses for Clinical Professionals, provided that the Professional Company must consent to reimbursement for such non-budgeted expenses, which consent shall not be unreasonably withheld. The Budget for the first six (6) months of this Agreement is attached at Exhibit E.

4.3 Priority of Payments. The Service Company will administer and disburse funds from the Operating Account in the following order of priority:

(a) first, to the payment of the Professional Company’s direct expenses, including Clinical Professional compensation and associated payroll taxes and withholdings and other expenses set forth in the Budget,

(b) second, to the reimbursement of all expenses incurred by the Service Company on behalf of or for the benefit of the Professional Company, as set forth in Section 4.2,

(c) third, to the payment of the Service Fees, and

(d) fourth, to the repayment of any Advances or other amounts owing under the Deficit Funding Loan Agreement.

Any funds remaining in the Operating Account after satisfaction of the above obligations will remain in the Operating Account as property of the Professional Company.

4.4 Failure to Pay. The Professional Company’s failure to pay any portion of the Service Fees or reimbursable expenses when due will be a breach of this Agreement, which the Professional Company may cure within 30 calendar days of receiving written notice of the breach, as provided under Section 5.2(c).

4.5 Deficit Funding Loan Agreement. If the Professional Company does not have sufficient cash to pay its liabilities and financial obligations (including any portion of the Service Fees or reimbursable expenses owed to the Service Company hereunder), then the Professional Company may request and the Service Company may, in its discretion, loan to the Professional Company funds to enable the Professional Company to pay its liabilities and meet its financial obligations (“Advances”). Funded Advances will be added to the amounts owed by the Professional Company to the Service Company pursuant to that certain Deficit Funding Loan Agreement of even date herewith (the “Deficit Funding Loan Agreement”) and will bear interest as set forth in the Deficit Funding Loan Agreement. The Professional Company will repay funded Advances in accordance with the terms of the Deficit Funding Loan Agreement.

4.6 Excess Revenue. For each calendar year during the Term, if the Professional Company’s net revenue for such calendar year exceeds the sum of the Professional Company’s expenses for such calendar year, tax distributions made during such calendar year (if applicable) and the Service Fees and expense reimbursements payable under this Agreement for such calendar year, then the Parties will hold 75% of such profit in the Operating Account until the end of the eleventh full calendar month after the end of such calendar year to ensure that funds are available to pay future Professional Company expenses and amounts payable under this Agreement.

Article V
TERM AND TERMINATION

5.1 Initial Term; Automatic Renewals. The initial term of this Agreement begins on the date of this Agreement and ends on the fifteenth anniversary of the date of this Agreement, subject to earlier termination in accordance with Section 5.2 (the “Initial Term” and, together with all Renewal Terms, the “Term”). After the Initial Term, this Agreement will automatically renew for successive five-year terms (each a “Renewal Term”) unless (i) either Party delivers written notice to the other Party of its intent not to renew this Agreement at least 180 calendar days before the end of the Term or (ii) this Agreement is otherwise terminated in accordance with Section 5.2.

5.2 Termination. This Agreement may be terminated during the Term:

(a) by mutual agreement of the Parties,

(b) by the Professional Company with written notice to the Service Company in the event of (i) the Service Company’s gross negligence, fraud or illegal acts in the performance of its duties under this Agreement, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction; or (ii) the suspension or exclusion of the Service Company from Medicare or the New York Medicaid program, provided that such suspension or exclusion was not caused by the actions or inactions of the Professional Company or its personnel;

(c) by the Service Company immediately and without notice if the Professional Company breaches Section 4.4 and fails to cure such breach within 30 days after receiving written notice of the breach; or

(d) by the Service Company immediately and without notice if (i) the Professional Company breaches this Agreement and fails to cure such breach within 45 calendar days after receiving written notice from the Service Company describing in reasonable detail the nature of the breach; (ii) the suspension or exclusion of the Professional Company from Medicare or the New York Medicaid program or (iii) the Professional Company admits in writing its inability to pay its debts generally when due, applies for or consents to the appointment of a trustee, receiver or liquidator of all or substantially all of its assets, files a petition in voluntary bankruptcy or makes an assignment for the benefit of creditors, or otherwise, voluntarily or involuntarily, takes or suffers action taken under any applicable Law for the benefit of debtors, except for the filing of a petition in involuntary bankruptcy against the Professional Company that is dismissed within 60 calendar days thereafter.

5.3 Effect of Expiration or Termination.

(a) The expiration or termination of this Agreement in accordance with Section 5.2 will automatically relieve and release each Party from the executory portion of such Party’s obligations under this Agreement; provided, however, that all obligations expressly extended beyond the Term by the terms of this Agreement will survive the expiration or termination of this Agreement.

(b) After the expiration or termination of this Agreement, to effect an orderly wind up of the contractual relationship between the Parties:

(i) the Professional Company will pay to the Service Company promptly (but in any event within 10 calendar days) all Service Fees earned or accrued under this Agreement through the termination date, reimburse all reimbursable expenses incurred before the termination date and repay all Advances funded before the termination date; provided, however, that if the Service Company terminates this Agreement pursuant to Section 5.2(c) or the Professional Company terminates this Agreement in breach of this Agreement, then, in addition to any other remedy available to the Service Company hereunder or under applicable law, the Professional Company shall pay the Service Company liquidated damages (“Liquidated Damages”), which shall be calculated as the Services Fees payable to the Service Company in the twelve (12) month period immediately preceding such termination, multiplied by seven (7). Such Liquidated Damages shall be in addition to, and not in lieu of, any other unpaid Services Fees or other amounts due and owing to the Service Company under this Agreement,

(ii) the Professional Company will cooperate with the Service Company to surrender and deliver promptly and orderly each practice facility to the Service Company, together with all improvements, equipment, furnishings and other assets and property therein provided or made available by Service Company, in the same order and condition as when received (ordinary wear and tear excepted),

(iii) until the end of the sixth full calendar month after the expiration or termination of this Agreement, the Parties will cooperate in good faith to ensure the appropriate billing and collections for goods and services rendered by the Clinical Professionals before the expiration or termination of this Agreement, with all such billings and collections and the use of proceeds therefrom to be processed and maintained by the Service Company in accordance with Section 2.2, Section 2.3, and Section 4.3,

(iv) the Professional Company will, and will cause its Affiliates, directors, limited liability company managers, managing partners, officers, equityholders, employees, agents, successors and permitted assigns to, immediately cease using the Intellectual Property and either return to the Service Company or destroy, delete or erase all written, electronic or other tangible forms of Confidential Information as required under Section 6.2 promptly (but in any event within 10 calendar days) after the expiration or termination of this Agreement, and

(v) the Professional Company will retain and provide the Service Company with full and unrestricted access to its books and records (including work papers in the possession of its accountants) with respect to all transactions and the Professional Company’s financial condition, assets, liabilities, operations and cash flows during the Term.

(c) Subject to applicable Law (including HIPAA), the Service Company will provide the Professional Company with access, at reasonable times and upon reasonable request, to the patient records of the Professional Company that are in the Service Company’s possession until the expiration of the applicable statute of limitations for any claim that may be asserted against the Service Company arising from its provision of Support Services during the Term or the professional clinical operations of the Professional Company during the Term. To the extent permitted by applicable Law (including HIPAA), the Service Company may copy and retain such records of the Professional Company and use such copies for its own business purposes. If patient records are maintained electronically on systems owned, maintained or controlled by the Service Company and the Professional Company is required by applicable Law to maintain copies of such records, then the Service Company will provide access, at reasonable times and upon reasonable prior written request, to the Professional Company so that the Professional Company may copy such records at the Professional Company’s sole cost and expense.

(d) The Service Company may, in its sole discretion, contract with any physician, professional entity or other Person that operates or intends to operate a medical practice in one or more of the locations or service areas in which the Professional Company is or was operating, and such Person may solicit and employ or engage any Clinical Professional and may solicit and provide care for and services to patients treated or formerly treated by or on behalf of the Professional Company.

5.4 Effect of Other Agreements. Unless specifically set forth in an agreement between or among the Professional Company, the Service Company, their direct or indirect equityholders or their Affiliates (an “Outside Agreement”) or this Agreement, any breach of or exercise of rights under such an Outside Agreement shall have no effect on the rights or obligations of the Parties under this Agreement.

Article VI
RESTRICTIVE COVENANTS

6.1 Restrictive Covenants. In the course of receiving the Support Services, the Professional Company will have access to the most sensitive and valuable trade secrets, proprietary information and other confidential information, including management reports, marketing studies, marketing plans, business plans, financial statements, feasibility studies, financial, accounting and statistical data, price and cost information, customer lists, contracts, policies and procedures, internal memoranda, reports and other materials or records of a proprietary or confidential nature (collectively, “Confidential Information”) of the Service Company, which constitute valuable business assets of the Service Company and its Affiliates, and the use, application or disclosure of such Confidential Information will cause substantial and possibly irreparable damage to the business and asset value of the Service Company. “Confidential Information” does not include (A) any information that has been made generally available to the public (other than through the Professional Company’s breach of this Agreement or, to the Professional Company’s knowledge, by a third-party’s breach of a confidentiality covenant), (B) any information that was made available to the Professional Company on a non-confidential basis prior to its disclosure to the Professional Company by the Service Company, (C) becomes available to the Professional Company on a non-confidential basis from a third party (other than by, to the Professional Company’s knowledge, a third-party’s breach of a confidentiality covenant) or (D) was independently developed by the Professional Company without reference to or use of the Confidential Information. As an inducement for the Service Company to enter into this Agreement and to protect the Confidential Information and other business interests of the Service Company, the Professional Company agrees to be bound by the restrictive covenants contained in this Article VI.

6.2 Confidentiality.

(a) The Professional Company will keep confidential and not disclose to any other Person or use for its own benefit or the benefit of any other Person the terms of this Agreement and all Confidential Information; provided that the Professional Company may disclose the terms of this Agreement and Confidential Information (i) to the Professional Company’s attorneys, accountants and other advisors who are advising them with respect to this Agreement, but only for legitimate business purposes related to the negotiation and performance of this Agreement and with a covenant from those Persons to keep such information confidential in accordance with this Section 6.2(a) and (ii) to the extent that disclosure is required by applicable Law or Order; provided that as soon as reasonably practicable before such disclosure, the Professional Company gives the Service Company prompt written notice of such disclosure to enable the Service Company to seek a protective order or otherwise preserve the confidentiality of such information.

(b) Promptly after the expiration or termination of this Agreement, the Professional Company will either return to the Service Company or destroy, delete or erase (with written certification of such destruction, deletion or erasure provided to the Service Company by the Professional Company) all written, electronic or other tangible forms of Confidential Information. After the expiration or termination of this Agreement, the Professional Company will not, and will cause its Affiliates, directors, limited liability company managers, managing partners, officers, equityholders, employees, agents, successors and permitted assigns not to, retain any copies, summaries, analyses, compilations, reports, extracts or other materials containing or derived from any Confidential Information, except to the extent required by applicable Law. Such return, destruction, deletion or erasure notwithstanding, all oral Confidential Information and the information embodied in all written Confidential Information will continue to be held confidential pursuant to the terms of this Section 6.2.

6.3 Covenant Not to Compete. During the Restricted Period, the Professional Company will not, directly or indirectly, own, manage, operate, join, control, finance or participate in, or participate in the ownership, management, operation, control or financing of, or be connected as an owner, investor, partner, joint venturer, director, limited liability company manager, managing partner, officer, employee, independent contractor, consultant or other agent of, any Person or enterprise that provides any professional practice support services similar to the Support Services anywhere in or with respect to the Restricted Territory. Nothing in this Section 6.3 prohibits the Professional Company or the Clinical Professionals from providing professional clinical services.

6.4 Covenant Not to Solicit. During the Restricted Period, the Professional Company will not, directly or indirectly:

(a) solicit or induce or attempt to solicit or induce (including by recruiting, interviewing or identifying or targeting as a candidate for recruitment) any member of the board of directors or equivalent governing body, officer or personnel (whether engaged as an employee or independent contractor) of the Company Group (excluding the Professional Company) who is acting in such capacity or acted in such capacity at any time within the 12-month period immediately preceding the date of such solicitation, inducement or attempt (a “Protected Person”) to terminate, restrict or hinder such Protected Person’s association with any Company Group entity or interfere in any way with the relationship between such Protected Person and any Company Group entity; provided, however, that after the termination or expiration of this Agreement, general solicitations published in a journal, newspaper or other publication or posted on an internet job site and not specifically directed toward Protected Persons will not constitute a breach of the covenants in this Section 6.4(a),

(b) hire or otherwise retain the services of any Protected Person as equityholder, director, limited liability company manager, managing partner, officer, employee, independent contractor, licensee, consultant, advisor, agent or in any other capacity, or attempt or assist anyone else to do so, or

(c) interfere with the relationship between any Company Group entity and any referral source, supplier, vendor, lessor, lessee, dealer, distributor, licensor, licensee, equityholder, lender, joint venturer, consultant, agent or any other Person having a business relationship with any Company Group entity, or attempt or assist anyone else to do so.

6.5 Non-Disparagement. After the date of this Agreement, the Professional Company will not directly or indirectly, make any disparaging, derogatory, negative or knowingly false statement about the Service Company or any Company Group entity, its affiliates or any of their respective directors, limited liability company managers, managing partners, officers, equityholders, employees, agents (including the Service Company Representative), successors and permitted assigns, or any of their respective businesses, operations, financial condition or prospects, except as required by applicable Law or Order or in the course of filing a charge with a government agency or participating in its investigation.

6.6 Scope of Covenants; Equitable Relief. The Professional Company acknowledges and agrees that (a) the restrictive covenants contained in this Article VI and the territorial, time, activity and other limitations set forth herein are commercially reasonable and do not impose a greater restraint than is necessary to protect the goodwill and legitimate business interests of the Company Group and its businesses, (b) any breach of the restrictive covenants in this Article VI will cause irreparable injury to the Company Group and actual damages may be difficult to ascertain and would be inadequate, (c) if any breach of any such covenant occurs, then the Service Company will be entitled to injunctive relief in addition to such other legal and equitable remedies that may be available (without the requirement to post bond or other security), and (d) the Professional Company hereby waives the claim or defense that an adequate remedy at law exists for such a breach.

6.7 Equitable Tolling. If the Professional Company breaches any covenant in this Article VI, then the duration of such covenant will be tolled for a period of time equal to the time of such breach.

Article VII
INDEMNIFICATION

7.1 Indemnification.

(a) The Professional Company will indemnify and hold harmless the Service Company, its Affiliates and their respective directors, limited liability company managers, managing partners, officers, equityholders, employees, agents (including the Service Company Representative), successors and permitted assigns (collectively, the “Service Company Indemnified Parties”) from and against all losses, liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, fines, penalties, damages, costs and expenses (including reasonable attorneys’, accountants’, investigators’ and experts’ fees and expenses) incurred in connection with the defense or investigation of any claim sustained or incurred by any Service Company Indemnified Party arising from or related to the provision of professional services by the Professional Company or any of its personnel (whether employees or independent contractors).

7.2 Cooperation and Settlement. The Professional Company and the Service Company will coordinate the defense and settlement of third-party actions in which they are named unless the Professional Company has been advised by counsel retained by the its governing board in writing that an actual or potential conflict exists between the Professional Company and the Service Company in connection with the defense of such action. To the extent consistent with insurance policies, neither Party will settle an action in which both are named, unless the other Party agrees to the terms and conditions of the settlement.

7.3 Advancement of Expenses. During the pendency of any suit, action or proceeding with respect to which the Service Company is entitled to indemnification under this Article VII, the Professional Company will pay or reimburse the Service Company for reasonable defense expenses incurred in advance of final disposition of such suit, action or proceeding. If the Service Company ultimately is not entitled to indemnification under this Article VII, then the Service Company will promptly repay to the Professional Company the full amount of all such expenses paid or reimbursed by the Professional Company.

7.4 Other Remedies. The provisions of this Article VII are in addition to, and not in derogation of, any statutory, equitable or common law remedies that the Service Company may have with respect to this Agreement or the subject matter of this Agreement.

Article VIII
DEFINITIONS

“Advances” is defined in Section 4.4.

“Affiliate” means, with respect to a particular Person, (i) any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, (ii) any of such Person’s spouse, siblings (by law or marriage), ancestors and descendants and (iii) any trust for the primary benefit of such Person or any of the foregoing. The term “control” means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities or equity interests, by contract or otherwise.

“Agreement” is defined in the preamble to this Agreement.

“Applicable States” is defined in Recital A.

“Authorized Personnel” means employees or contractors of the Professional Company, including, but not limited to, the Professional Company’s Clinical Professionals and administrative staff who are individually authorized by Professional Company, in accordance with Applicable Law and the terms and conditions of this Agreement, to have access to the System.

“Budget” is defined in Section 4.2.

“Business Day” means a day that is not a Saturday, Sunday or legal holiday on which banks are authorized or required to be closed in New York, New York.

“Clinical Professional Staffing Levels” is defined in Section 3.4(a).

“Clinical Professionals” is defined in Recital A.

“Company Group” means the Service Company and its Affiliates, including the Professional Company and the other professional practice groups to which the Service Company provides non-professional management, administrative, advisory and back office services.

“Confidential Information” is defined in Section 6.1.

“Deficit Funding Loan Agreement” is defined in Section 4.4.

“Employment Agreement” is defined in Section 3.5(a).

“Federal Health Care Program” means any “federal health care program” as defined in 42 U.S.C. § 1320a-7b(f), including Medicare, state Medicaid programs, state CHIP programs, TRICARE and similar or successor programs with or for the benefit of any government authority.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, P.L. 104-191, as amended by Subtitle D of the Health Information Technology for Economic and Clinical Health Act, and its implementing regulations (45 C.F.R. parts 160-164).

“Independent Contractor Agreement” is defined in Section 3.5(b).

“Initial Term” is defined in Section 5.1.

“Intellectual Property” is defined in Section 2.4.

“Law” means any federal, state, local, municipal, foreign, international, multinational or other constitution, statute, law, rule, regulation, ordinance, code, principle of common law or treaty.

“Lockbox Account” is defined in Section 2.3(a).

“Operating Account” is defined in Section 2.3(a).

“Operating Agreement” means the Professional Company Operating Agreement as may be amended from time to time.

“Order” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any government authority or arbitrator.

“Outside Agreement” is defined in Section 5.4.

“Parties” is defined in the preamble to this Agreement.

“Person” means any natural individual, corporation, partnership, limited liability company, joint venture, association, bank, trust company, trust or other entity, whether or not legal entities, or any government entity, agency or political subdivision.

“Practice” is defined in Recital A.

“Practice Sites” is defined in Recital A.

“Professional Company” is defined in the preamble to this Agreement.

“Protected Person” is defined in Section 6.4(a).

“Renewal Term” is defined in Section 5.1.

“Restricted Period” means the shorter of (i) the period from the date of this Agreement until the second anniversary of the termination of this Agreement or (ii) the longest time period after the date of this Agreement that is permitted by applicable Law if two years after the termination of this Agreement is not permitted.

“Restricted Territory” means (i) each state in which the Company Group then-conducts professional clinical operations or with respect to which the Company Group has taken concrete steps to expand its professional clinical operations and (ii) anywhere otherwise within 25 miles of any location at which the Company Group then conducts professional clinical operations or with respect to which the Company Group has taken concrete steps to expand its professional clinical operations.

“Service Company” is defined in the preamble to this Agreement.

“Service Company Indemnified Parties” is defined in Section 7.1(a).

“Service Company Representative” is defined in Section 3.1.

“Service Fees” is defined in Section 4.1.

“Support Personnel” is defined in Section 2.6.

“Support Services” is defined in Section 2.1(a).

“System” is defined in Section 2.4(a).

“System Support Services” is defined in Section 2.5(a).

“Term” is defined in Section 5.1.

“Third-Party Payors” means all Federal Health Care Programs and all other state or local governmental insurance programs and private, non-governmental insurance and managed care programs with which the Professional Company contracts to provide services and products or through which the Professional Company receives payment or reimbursement for services rendered and products provided.

Article IX
GENERAL PROVISIONS

9.1 Practice of Medicine. Nothing in this Agreement will be interpreted as prohibiting the Professional Company or any Clinical Professional from (a) obtaining or maintaining membership on the medical staff of any hospital or health care provider, (b) obtaining or maintaining clinical privileges at any hospital or health care provider or (c) referring patients to any hospital or health care provider.

9.2 Force Majeure. Neither Party will be liable for any failure or inability to perform, or delay in performing, such Party’s obligations under this Agreement if such failure, inability or delay arises from an extraordinary cause beyond the reasonable control of the non-performing Party; provided that such Party diligently and in good faith attempts to cure such non-performance as promptly as practicable.

9.3 Notices. All notices and other communications required or permitted under this Agreement (a) must be in writing, (b) will be duly given (i) when delivered personally to the recipient or sent to the recipient by facsimile (with delivery confirmation retained) or (ii) one Business Day after being sent to the recipient by nationally recognized overnight private carrier (charges prepaid) and (c) addressed as follows (as applicable):

If to the Professional Company:	If to the Service Company:

[●]	[●]

or to such other respective address as each Party may designate by notice given in accordance with this Section 9.3.

9.4 Entire Agreement. This Agreement constitutes the complete agreement and understanding among the Parties regarding the subject matter of this Agreement and supersedes any prior understandings, agreements or representations regarding the subject matter of this Agreement.

9.5 Amendments. The Parties may amend this Agreement only pursuant to a written agreement executed by the Parties.

9.6 Non-Waiver. The Parties’ respective rights and remedies under this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. No waiver will be effective unless it is in writing and signed by an authorized representative of the waiving Party. No waiver given will be applicable except in the specific instance for which it was given. No notice to or demand on a Party will constitute a waiver of any obligation of such Party or the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

9.7 Assignment. The Parties may not assign this Agreement or any rights under this Agreement, or delegate any duties under this Agreement, without the prior written consent of the Service Company and the Professional Company; provided, however, that the Service Company may freely assign this Agreement or any rights under this Agreement, or delegate any duties under this Agreement without the Professional Company’s consent (a) to another Company Group entity, (b) as a collateral assignment to the Service Company’s lenders or (c) to any Person (i) into which the Service Company merges or consolidates, (ii) acquiring all or substantially all of the Service Company’s assets, or (iii) acquiring control of the Service Company by equity or membership interest purchase.

9.8 Binding Effect; Benefit. This Agreement will inure to the benefit of and bind the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, may be construed to give any Person other than the Parties and their respective successors and permitted assigns any right, remedy, claim, obligation or liability arising from or related to this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their respective successors and permitted assigns.

9.9 Severability. If any court of competent jurisdiction holds any provision of this Agreement invalid or unenforceable, then the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. If any court of competent jurisdiction holds the geographic or temporal scope of any restrictive covenant contained in Article VI invalid or unenforceable, then such restrictive covenant will be construed as a series of parallel restrictive covenants and the geographic or temporal scope of each such restrictive covenant will be deemed modified (including by application of any “blue pencil” doctrine under applicable Law) to the minimum extent necessary to render such restrictive covenant valid and enforceable.

9.10 Changes in Law. If any change in applicable Law occurs that does or is reasonably likely to affect adversely the manner in which any Party may perform or be compensated for its services under this Agreement or render this Agreement unlawful or illegal, then the Parties will cooperate in good faith with advice from knowledgeable legal counsel to amend this Agreement as necessary to comply with such change in applicable Law while preserving as closely as possible the economic arrangements and other terms of this Agreement in effect before such change in applicable Law.

9.11 References. The headings of Sections are provided for convenience only and will not affect the construction or interpretation of this Agreement. Unless otherwise provided, references to “Section(s)” and “Exhibit(s)” refer to the corresponding section(s) and exhibit(s) of this Agreement. Each Exhibit is hereby incorporated into this Agreement by reference. Reference to a statute refers to the statute, any amendments or successor legislation and all rules and regulations promulgated under or implementing the statute, as in effect at the relevant time. Reference to a contract, instrument or other document as of a given date means the contract, instrument or other document as amended, supplemented and modified from time to time through such date.

9.12 Construction. Each Party participated in the negotiation and drafting of this Agreement, assisted by such legal and tax counsel as it desired, and contributed to its revisions. Any ambiguities with respect to any provision of this Agreement will be construed fairly as to all Parties and not in favor of or against any Party. All pronouns and any variation thereof will be construed to refer to such gender and number as the identity of the subject may require. The terms “include” and “including” indicate examples of a predicate word or clause and not a limitation on that word or clause.

9.13 Governing Law. THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

9.14 Arbitration. Except as expressly provided below in this Section 9.14, all controversies, claims and disputes arising from or relating to this Agreement will be resolved by final and binding arbitration before a single neutral arbitrator located in New York, New York conducted under the applicable rules of the JAMS. The arbitrator’s award will be final and binding upon the Parties and judgment may be entered on the award. Each Party expressly waives its right to have any controversies, claims or dispute arising from or related to this Agreement decided by a court or jury. Nothing in this Section 9.14 will prohibit or prevent either Party from seeking or obtaining injunctive or other equitable relief in court to enforce the restrictive covenants in Article VI or any other agreement between the Parties. The Parties and the arbitrator will maintain in confidence the existence of the arbitration proceeding, all materials filed in conjunction therewith and the substance of the underlying dispute unless and then only to the extent that disclosure is otherwise required by applicable Law.

9.15 Waiver of Trial by Jury. EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING IN CONNECTION WITH ANY MATTER RELATING TO THIS AGREEMENT.

9.16 Counterparts. The Parties may execute this Agreement in multiple counterparts, each of which will constitute an original and all of which, when taken together, will constitute one and the same agreement. The Parties may deliver executed signature pages to this Agreement by facsimile or e-mail transmission. No Party may raise as a defense to the formation or enforceability of this Agreement (and each Party forever waives any such defense) any argument based on either (a) the use of a facsimile or email transmission to deliver a signature or (b) the fact that any signature was signed and subsequently transmitted by facsimile or email transmission.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

The Parties sign this Agreement as of the date first written above.

THE PROFESSIONAL COMPANY:	Nadelson Medical PLLC

By:
	Name:	[●]
	Title:	[●]

THE SERVICE COMPANY:	Pasithea Clinics Corp.

By:
	Name:	[●]
	Title:	[●]

SIGNATURE PAGE TO BUSINESS SUPPORT SERVICES AGREEMENT

EXHIBIT A

APPLICABLE STATES

New York

EXHIBIT TO BUSINESS SUPPORT SERVICES AGREEMENT

EXHIBIT B

SUPPORT SERVICES

[The Service Company will provide the Support Services in consultation with the Professional Company and at the Professional Company’s ultimate direction and discretion. The Support Services include the following:

1. The System Support Services set forth in Section 2.5.

2. The Service Company will provide or obtain for the Professional Company the following administrative and legal services:

(a) maintenance of a contract database (including for each contract, the name of the contract, the names of the contracting parties, the date of the contract, the date on which the contract expires and the dates by which notice of non-renewal must be given),

(b) maintenance of all filings, licenses, permits, notices and other approvals required of the Professional Company under applicable Laws and Orders for the operation of the Practice,

(c) regulatory compliance counseling and oversight of audits, investigations and accreditation processes,

(d) risk management and education,

(e) professional liability and other insurance consulting, and

(f) assistance in responding to demands for payment, allegations of liability and lawsuits.

3. The Service Company will provide or obtain for the Professional Company the following financial services:

(a) general accounting services and maintenance of accounting books,

(b) preparation of monthly (or quarterly) and annual profit and loss statements, income statements and other financial statements,

(c) preparation and processing of client invoices, receivables and payables and the management of receipts,

(d) assistance in the handling and preparation of payroll and payroll tax-related statements and documents (including completion of K-1, W-2 and 1099 forms),

(e) preparation of tax returns and other tax filings for the Professional Company and its equityholders, as necessary,

(f) processing of expense accounts for the Professional Company’s employees (including IRS compliance and related services),

(g) assistance with cash management, bank reconciliation and banking relations (including establishing bank accounts for the sole use and benefit of the Professional Company),

(h) management of the lockbox and deposit functions,

EXHIBIT TO BUSINESS SUPPORT SERVICES AGREEMENT

(i) assistance with Budget preparation and services, provided that the Professional Company shall approve of all Budgets, and

(j) assistance with the administration of employee bonus plans.

4. The Service Company will provide all administrative personnel reasonably necessary to manage the business and administrative aspects of the Practice and manage, in consultation with the Professional Company, all decisions regarding work assignments, scheduling, hiring, firing and disciplining of administrative personnel and determinations of compensation levels and other terms of employment or engagement for all administrative personnel (including determinations of salaries, wages, bonuses, fringe benefits, retirement benefits and health, disability and workers’ compensation insurance).

5. The Service Company will provide or obtain for the Professional Company the following human resources services:

(a) development, administration and provision of guidance regarding non-clinical, employment policies and procedures,

(b) background checks and verification,

(c) assistance with the preparation of new personnel welcome packets,

(d) orientation, fob, database entry and computer access to new personnel,

(e) benefit enrollment, administration and process Support Services,

(f) implementation of workers compensation, equal employment opportunity and other employment-related regulatory requirements,

(g) coordination of the Professional Company site administrative assistants,

(h) provision of software education services,

(i) maintenance of a clinical personnel database, and

(j) assistance with the development and production of printed communications intended for clinical personnel.

6. The Service Company will provide or obtain for the Professional Company the following information Support Services:

(a) management, maintenance and administration of hardware/software programs, databases and interfaces,

(b) communications resources and internet client connections,

(c) management of information technology service connections, security and connectivity maintenance,

(d) management of outside hardware and software vendor maintenance,

(e) planning and evaluation of new technology,

(f) design, management and integration of web sites,

(g) access to document copying and scanning interfaces,

EXHIBIT TO BUSINESS SUPPORT SERVICES AGREEMENT

(h) emergency power and database back-up, and

(i) development and production of printed materials for external marketing purposes.

7. The Service Company will provide or obtain for the Professional Company the following collection services for the Professional Company’s patient accounts (“Patient Accounts”):

(a) receipt, crediting, depositing and recording payment of invoices for professional services into the Professional Company’s bank accounts in accordance with the Service Company’s procedures and this Agreement, and

(b) negotiate compromises and settlements of Patient Accounts with patients or other responsible parties.

8. The Service Company will provide or obtain for the Professional Company the following billing services:

(a) review of incoming patient care forms to verify the accuracy and completeness of information required for billing purposes,

(b) editing the Professional Company’s patient care and charge collection forms as necessary to ensure that the Professional Company collects information necessary to submit claims for professional services,

(c) review, as appropriate, of the coding submitted by Clinical Professionals for purposes of billing, consistent with applicable Laws, the billing and coding requirements under any contracts between the Professional Company and Third-Party Payors and/or as required by applicable Third-Party Payor rules and procedures,

(d) preparation and submission to patients, primary and secondary Third-Party Payors and other Persons responsible for payment for professional services of the Clinical Professionals, all patient invoices and claims for payment for the professional services in the name and under the provider number of the Professional Company engaging the applicable Clinical Professional or, if required by the Third-Party Payor, the provider number of the Clinical Professional rendering or supervising the professional service,

(e) issuing, with respect to patient invoices, monthly invoices before instituting collection procedures, the last of which will incorporate an overdue, pre-collection notice (unless other procedures are required to comply with applicable Law or Third-Party Payor requirements),

(f) reference of any unpaid patient account to debt collection agencies (which may, but need not be, affiliates of the Service Company), with all necessary supporting documentation, or to a collection attorney (whose services would be provided at an additional cost not included in the Service Fees),

(g) receipt and response to telephone communications and written or electronic correspondence received from patients with reference to invoices,

(h) appeals, corrections and rebilling of claims for reimbursement with any Third-Party Payor that are denied or disputed by such Third-Party Payor,

(i) claim adjudication of disputed claims and resolution of outstanding billing events with Third-Party Payors,

EXHIBIT TO BUSINESS SUPPORT SERVICES AGREEMENT

(j) receipt, crediting, depositing and recording payment of invoices and claims for professional services into the Professional Company’s bank accounts in accordance with the Service Company’s procedures,

(k) reconciliation of all bank deposits and deposit records,

(l) review of accounts receivable of the Professional Company to determine the status of patient accounts (i.e., current or delinquent), adjustment of account balances for partial payments received during the preceding month and correction of entries when required,

(m) process, issuance, mailing and recording of checks or electronic funds transfers for refunds due on patient accounts,

(n) maintenance of clinical fee schedule entries and creation and maintenance of clinical fee schedules in the Service Company’s practice management system; provided, however, that the Professional Company will retain the sole discretion to establish all fee schedule amounts,

(o) administration of database/payor interfaces, maintenance of patient account history, interaction with Third-Party Payors for resolution of accounts (including eligibility inquiry, claim submission, status inquiry and appeals),

(p) accounts receivable write off processing, administration of patient public relations and complaint processes (including account review, appeal and adjustment of patient balances),

(q) assistance in the negotiation, on behalf of the Professional Company, of provider agreements with Third-Party Payors and management, on behalf of the Professional Company, of such contracts and relationships,

(r) to the extent permitted by Law, Clinical Professional documentation and coding guidance upon the reasonable request of the Professional Company or in response to changes to applicable Laws, CPT and other billing codes or Third-Party Payor rules,

(s) to the extent permitted by Law, billing, coding and compliance education to newly-hired Clinical Professionals and conduct of follow-up chart audits and reviews of patient documentation for such Clinical Professionals consistent with past practice,

(t) arrange for Clinical Professional chart audits when the Service Company has evidence of non-compliance with applicable coding, documentation or billing Laws or Third-Party Payor rules or when reasonably requested by the Professional Company, and

(u) preparation of provider enrollment, reassignment of benefits and credentialing applications and forms required by governmental and non-governmental Third-Party Payors.

9. The Service Company will assist the Professional Company in administering its relationships with Clinical Professionals, including consulting with the Professional Company as to performance standards, reviewing and proposing changes to the Professional Company’s standard employment and independent contractor agreements, participating in deliberations as to appropriate Clinical Professional Staffing Levels, reviewing staffing and coverage schedules, and, in consultation with the Professional Company, recruiting additional Clinical Professionals. The Service Company will recommend Clinical Professional compensation models and consult with the Professional Company in determining Clinical Professional base and incentive compensation; provided, however, that all Clinical Professional compensation decisions shall be solely the responsibility of Professional Company.

10. The Service Company, on behalf of the Professional Company and/or individual Clinical Professionals, as appropriate, will assist in the negotiation of all agreements between the Professional Company and/or such Clinical Professionals and third-parties for the provision of professional services that may be necessary or appropriate for the proper and efficient operation of the Practice.

11. The Service Company, on behalf of the Professional Company, will negotiate all agreements between the Professional Company and Third-Party Payors, patients and other commercial counterparties to the extent permitted by applicable Law.

EXHIBIT TO BUSINESS SUPPORT SERVICES AGREEMENT

12. The Service Company, on behalf of the Professional Company, will negotiate and arrange for all medical and administrative office space, with all leases and other office arrangements executed and delivered by the Service Company in its name, unless otherwise required by applicable Law. To the extent required by applicable law, the Professional Company will maintain complete care, custody and control of the clinical equipment and practice of the Professional Company.

13. The Service Company, on behalf of the Professional Company, will acquire for the benefit of the Professional Company all leasehold improvements and furniture, fixtures and equipment reasonably necessary for the operation of the Practice and repair, maintain and replace such furniture, fixtures and equipment as reasonably necessary. Title to the Equipment and other capital assets acquired by the Service Company for the benefit of the Practice will be in the name of the Service Company, unless otherwise required by applicable Law or otherwise agreed to with the Professional Company. To the extent required by applicable law, the Professional Company will maintain complete care, custody and control of the clinical equipment and practice of the Professional Company.

14. The Service Company will purchase and maintain, on behalf of the Professional Company, all insurance policies reasonable and customary for enterprises engaged in the Practice (including professional liability insurance for the Professional Company and the Clinical Professionals, comprehensive general liability insurance, extended coverage insurance and workers’ compensation insurance), naming the Professional Company and the Clinical Professionals as named insureds and the Service Company as an additional insured under all such policies. To the extent not otherwise obtained under the first sentence of this Section 13, the Service Company will assist the Professional Company in obtaining insurance policies required or appropriate to protect the financial interest of the Professional Company and the Clinical Professionals and assist the Professional Company with establishing risk compliance, loss prevention and risk management functions.

15. The Service Company will supervise the Professional Company’s continuous efforts to create, update, maintain and store all files and records relating to the operation of the Practice, including accounting, billing, patient medical records and collection records.

16. The Service Company will purchase, for the account of the Professional Company, all support services reasonably required for the day-to-day operation of the Practice (including all utilities, laundry, janitorial and cleaning, security, printing, postage, copying, telephone and internet services) and all supplies that are reasonably necessary for the day-to-day operation of the Practice.

17. The Service Company may make recommendations to the Professional Company regarding the acquisition of all medical equipment, instruments, fixtures, office equipment, telephones, computers, office furniture and supplies that are necessary or appropriate for the proper and efficient operation of the Practice. The Professional Company shall have final authority in all medical equipment and supply selections, provided that such expenses are included in the Budget. To the extent required by applicable law, the Professional Company will maintain complete care, custody and control of the clinical equipment and practice of the Professional Company.

18. The Service Company will manage equipment installation, testing and maintenance for the Professional Company.

19. The Service Company will provide additional legal management, financial management, human resource-related, billing and collection-related and information technology-related services at Professional Company’s reasonable request and if necessary or appropriate for the proper management and administration of the Professional Company; provided, however, that the Professional Company will compensate the Service Company for the performance of such additional services at pre-determined, mutually-agreed-upon rates reflecting the fair market value of such additional services, all of which the Parties will set forth in a written amendment of this Agreement.

20. The Service Company will assist the Professional Company with purchasing advertising and marketing services for programs established by the Professional Company.]

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EXHIBIT TO BUSINESS SUPPORT SERVICES AGREEMENT

EXHIBIT C

BUSINESS ASSOCIATE PROVISIONS

The Service Company will perform any Support Services involving Protected Health Information received from, or created or received by the Service Company on behalf of the Professional Company (“PHI”) in accordance with the following Business Associate Provisions.

1. General Provisions.

(a) Effect. To the extent that the Service Company receives PHI, the terms of this Exhibit C supersede all conflicting or inconsistent terms and provisions of this Agreement to the extent of such conflict or inconsistency.

(b) Capitalized Terms. Capitalized terms used in this Exhibit C without definition in this Agreement (including this Exhibit C) are defined in the administrative simplification section of the Health Insurance Portability and Accountability Act of 1996, HITECH (defined below) and their implementing regulations as amended from time-to-time (collectively, “HIPAA”).

(c) No Third Party Beneficiaries. The Parties have not created and do not intend to create by this Agreement any third party rights (including third party rights for patients).

(d) Amendments. The Parties acknowledge that the Health Information Technology for Economic and Clinical Health Act and its implementing regulations (collectively, “HITECH”) impose additional requirements with respect to privacy, security and breach notification (collectively, the “HITECH BA Provisions”).

2. Obligations of the Service Company.

(a) Use and Disclosure of Protected Health Information. The Service Company may use and disclose PHI as permitted or required under this Agreement (including this Exhibit C) or as Required by Law, but may not otherwise use or disclose any PHI. The Service Company will not, and will assure that its employees, other agents and contractors do not use or disclose PHI in any manner that would constitute a violation of HIPAA if so used or disclosed by the Professional Company. To the extent that the Service Company is to carry out the Professional Company’s obligations under the HIPAA Privacy Rule, the Service Company will comply with the requirements of the HIPAA Privacy Rule that apply to the Professional Company in the performance of such obligation. Without limiting the generality of the foregoing, the Service Company is permitted to use or disclose PHI as set forth below:

(i) The Service Company may use PHI internally for the Service Company’s proper management and administration or to carry out its legal responsibilities.

(ii) The Service Company may disclose PHI to a third party for the Service Company’s proper management and administration, provided that the disclosure is Required by Law or the Service Company obtains reasonable written assurances from the third party to whom such PHI is to be disclosed that the third party agrees to (A) hold confidentially the PHI, (B) only use or further disclose the PHI as Required by Law or for the purpose for which the PHI was disclosed to the third party and (C) notify the Service Company of any instances of which it is aware in which the confidentiality of the information has been breached.

(iii) The Service Company may use PHI to provide Data Aggregation services relating to the Health Care Operations of the Professional Company if required or permitted under this Agreement.

EXHIBIT TO BUSINESS SUPPORT SERVICES AGREEMENT

(iv) The Service Company may de-identify PHI consistent with applicable HIPAA requirements.

(b) Safeguards. The Service Company will use appropriate safeguards and comply with the HIPAA Security Rule, where applicable, to prevent the use or disclosure of PHI other than as permitted or required by this Exhibit C. The Service Company will implement Administrative Safeguards, Physical Safeguards and Technical Safeguards that reasonably and appropriately protect the Confidentiality, Integrity and Availability of electronic PHI that it creates, receives, maintains or transmits on behalf of the Professional Company.

(c) Minimum Necessary Standard. To the extent required by the “minimum necessary” requirements of HIPAA, the Service Company will only request, use and disclose the minimum amount of PHI necessary to accomplish the purpose of the request, use or disclosure.

(d) Mitigation. The Service Company will take reasonable steps to mitigate, to the extent practicable, any harmful effect (that is known to the Service Company) of a use or disclosure of PHI by the Service Company in violation of this Exhibit C.

(e) Trading Partner Agreement. The Service Company will not (i) change the definition, Data Condition or use of a Data Element or Segment in a Standard (ii) add any Data Elements or Segments to the maximum defined Data Set, (iii) use any code or Data Elements that are either marked “not used” in the Standard’s Implementation Specification or are not in the Standard’s Implementation Specification(s) or (iv) change the meaning or intent of the Standard’s Implementation Specification(s).

(f) Agreements by Third Parties. The Service Company will obtain and maintain an agreement with each agent or subcontractor that has or will have access to PHI, pursuant to which such agent or subcontractor agrees to be bound by the same restrictions, terms and conditions that apply to the Service Company pursuant to this Agreement with respect to such PHI.

(g) Reporting of Improper Disclosures of PHI. If the Service Company discovers a (i) use or disclosure of PHI in violation of this Agreement by the Service Company or a third party to which the Service Company disclosed PHI, (ii) Successful Security Incident (as defined herein) or (iii) Breach of Unsecured PHI, then the Service Company will report the use or disclosure in accordance with HIPAA and applicable state privacy laws to the Professional Company without unreasonable delay and in any event within 10 calendar days after its discovery (or such earlier time frame as may be required under applicable state Law). “Successful Security Incident” means successful unauthorized access, use, disclosure, modification, or destruction of Electronic PHI or interference with system operations in an Information System in a manner that materially risks the Confidentiality, Integrity, or Availability of such PHI. Notice is hereby deemed provided, and no further notice will be provided, for unsuccessful attempts at such unauthorized access, use, disclosure, modification, or destruction, such as pings and other broadcast attacks on a firewall, denial of service attacks, port scans, unsuccessful login attempts, or interception of encrypted information where the key is not compromised, or any combination of the above.

(h) Access to Information. Within 15 Business Days (or such earlier time frame as may be required under applicable state Law) after receipt of a request from the Professional Company for access to PHI about an Individual contained in any Designated Record Set of the Professional Company maintained by the Service Company, the Service Company will make available to the Professional Company such PHI for so long as the Service Company maintains such information in the Designated Record Set. If the Service Company receives a request for access to PHI directly from an Individual, then the Service Company will forward such request to the Professional Company within 10 Business Days (or such earlier time frame as may be required under applicable state Law).

EXHIBIT TO BUSINESS SUPPORT SERVICES AGREEMENT

(i) Availability of PHI for Amendment. Within 15 Business Days (or such earlier time frame as may be required under applicable state Law) after receipt of a request from the Professional Company for the amendment of an Individual’s PHI contained in any Designated Record Set of the Professional Company maintained by the Service Company, the Service Company will provide such information to the Professional Company for amendment and incorporate any such amendments in the PHI (for so long as the Service Company maintain such information in the Designated Record Set) as required by 45 C.F.R. §164.526. If the Service Company receives a request for amendment to PHI directly from an Individual, then the Service Company will forward such request to the Professional Company within 10 Business Days.

(j) Accounting of Disclosures. Within 15 Business Days (or such earlier time frame as may be required under applicable state Law) after receipt of notice from the Professional Company stating that the Professional Company has received a request for an accounting of disclosures of PHI (other than disclosures to which an exception to the accounting requirement applies), the Service Company will make available to the Professional Company such information as is in the Service Company’s possession and required for the Professional Company to make the accounting required by 45 C.F.R. §164.528 or, if required by the HITECH Act, to provide an individual an accounting of disclosures of PHI upon request made by the individual directly to the Service Company.

(k) Availability of Books and Records. The Service Company will make its internal practices, books and records relating to the use and disclosure of PHI available to the Secretary for purposes of determining the Professional Company’s and the Service Company’s compliance with HIPAA.

3. Obligations of the Professional Company.

(a) Permissible Requests. The Professional Company will not request that the Service Company use or disclose PHI in any manner that would not be permissible under HIPAA if done directly by the Professional Company.

(b) Minimum Necessary Information. The Professional Company represents that, to the extent that the Professional Company provides PHI to the Service Company, such information is the minimum necessary PHI for the accomplishment of the Service Company’s purpose.

(c) Consents/Authorizations. The Professional Company represents that, to the extent that the Professional Company provides PHI to the Service Company, the Professional Company has obtained the consents, authorizations and other forms of legal permission required under HIPAA and other applicable Law, including any necessary authorizations for the use of PHI for marketing purposes, if applicable.

4. Effect of Termination of this Agreement. Promptly after the expiration or termination of this Agreement, the Service Company will either return to the Professional Company or destroy all PHI then in the Service Company’s possession; provided, however, that to the extent that the Service Company reasonably determines that the return or destruction of such PHI is not feasible, then the terms and provisions of this Exhibit C will survive the expiration or termination of this Agreement and such PHI may be used or disclosed only for the purposes that prevented the Service Company’s return or destruction of such PHI.

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EXHIBIT TO BUSINESS SUPPORT SERVICES AGREEMENT

EXHIBIT D

SERVICE FEES

In consideration of the Support Services, the Professional Company will pay the Service Company a fixed, aggregate annual services fee equal to [●] ($[●]) (the “Services Fee”), payable in equal monthly installments.

Within six (6) months of the Effective Date, a third-party valuation will be performed to substantiate the fair market valuation of the Services Fee. At that time, the Services Fee will be revised as necessary for consistency with fair market value. Also at that time, the Parties will reconcile prior payments under the Agreement so that the sum of all payments under the Agreement reflects the fair market value of the Support Services.

The Parties recognize that the Practice may change in size and scope over the Term of this Agreement, which may cause the Service Fee, as adjusted, to no longer reflect the fair market value of the Support Services provided pursuant to this Agreement; accordingly, commencing on the six (6) month anniversary of the Effective Date and continuing on each six (6) month anniversary thereafter, the Services Fee may be adjusted by the Parties to take into account any changes to the scope or amount of services provided by the Services Company then in effect as well as any changes that the Parties anticipate will be in effect during such six (6) month period. In addition, as soon as reasonably practicable after any material change to the Professional Company’s business (e.g., the addition or reduction of any Practice Site or any material change in the number of Clinical Professionals), the Parties shall adjust the Services Fee accordingly in order to take into account the change in fair market value of the services provided by the Services Company. The parties shall begin good faith negotiations on an adjustment to the Services Fee not less than 90 days prior to the anniversary date of each six (6) month period, and, in the event that the Parties do not come to an agreement on any such adjustment by the applicable anniversary date, then, commencing upon the anniversary date and continuing for 90 days thereafter, the Services Fee shall be automatically increased by five percent (5%) of the greater of (A) the prior Services Fee, or (B) to the extent that the Services Fee was adjusted during such six (6) month period, such adjusted Services Fee amount. At the time such new adjusted Services Fee is finalized by the Parties, such new Services Fee shall be adjusted retroactively to the appropriate anniversary or date of any applicable material change, with an adjustment as needed for the interim increase, with any aggregate amount due as a result of such adjustment to be paid by the Professional Company.

EXHIBIT TO BUSINESS SUPPORT SERVICES AGREEMENT

EXHIBIT E

BUDGET

[To be inserted.]

EXHIBIT TO BUSINESS SUPPORT SERVICES AGREEMENT